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                                                                   EXHIBIT 10.21

                             FIRST AMENDMENT TO THE
                          REGISTRATION RIGHTS AGREEMENT

         First Amendment dated as of July 31, 2001 to the Registration Rights Agreement between REV Holdings Inc., formerly known as Revlon Worldwide Corporation ("Revlon Worldwide") and Revlon, Inc. (the "Company") dated as of March 5, 1996 (the "Registration Rights Agreement).

         WHEREAS, Revlon Worldwide and the Company desire to amend the Registration Rights Agreement; and

         WHEREAS, the Board of Directors of the Company has authorized the officers of the Company to execute and deliver this First Amendment to the Registration Rights Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree to amend the Registration Rights Agreement as follows:

         1. The definition of "Registrable Securities" set forth in Section 1 is amended by deleting it and replacing it with the following:

         "Registrable Securities" means (a) the Class A Common Stock owned by
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Revlon Worldwide upon completion of the offerings, and the Class A Common Stock issuable upon the conversion of the Class B Common Stock owned by Revlon Worldwide upon the completion of the Offerings, (b) any Class A Common Stock acquired by Revlon Worldwide in the open market or otherwise, including by transfer or contribution from any affiliate or any newly issued Class A Common Stock, or any Class A Common Stock issuable upon the conversion of any other securities of the Company in each case at a time when Revlon Worldwide is deemed to be an Affiliate (as such term is defined under Rule 144 under the Securities
Act) of the Company so long as (i) such Common Stock has not been transferred by Revlon Worldwide to a person that is not a Permitted Transferee (as such term is defined in the Certificate of Incorporation of the Company) and (ii) Revlon Worldwide or such Permitted Transferee continues to be deemed an Affiliate of the Company, and (c) any securities issued or issuable in respect of the Class A Common Stock or Class B Common Stock referred to in clause (a) and (b) above, by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger or consolidation, and any other securities issued pursuant to any other pro rata distribution with respect to such Common Stock. For purposes of this Agreement, a Registrable Security ceases to be a Registrable Security when (x) it has been effectively registered under the Securities Act and sold or distributed to the public in accordance with an effective registration statement covering it (and has not been reacquired in the manner described in clause (b) above), or (y) it is sold or distributed to the public pursuant to Rule 144 (or any successor or similar provision) under the Securities Act.

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         2. Except as set forth herein all other terms and conditions of the
Registration Rights Agreement remain unchanged.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Registration Rights Agreement be duly executed by their respective authorized officers as of the date first above written.



                                    REV Holdings Inc.


                                    By: /s/ Glenn Dickes
                                       -------------------------
                                    Name:    Glenn Dickes
                                    Title:   Vice President


                                    Revlon, Inc.


                                    By: /s/ Robert Kretzman
                                       -------------------------
                                    Name: Robert Kretzman
                                    Title: Senior Vice President